POST OFFICE BOX 2066
  [LOGO OF FIRST REPUBLIC BANK]           M0NROE, LOUISIANA 71207-2066
                                          318-388-3990

                                          1220 NORTH 18TH STREET

September 16, 1998


Mr. & Mrs. Fred Bayles
The Biltmore Group, L.L.C.
507 Trenton Street
West Monroe, LA 71291

Dear Joanne and Fred:

The attached draft Business Loan Agreement and Construction Loan Agreement will serve as the basis for First Republic Bank's (FRB) construction loan on the Biltmore's Minden project. Other terms or lending conditions not specifically described in these agreements are as follows:


     1.  Loan Maturity will be one year from the date of closing

     2. A variable interest rate at 1.45% over Wall Street Journal Prime will be charged. If closed today, the initial rate would be 9.95%. Interest is to be paid monthly.

     3. An origination fee of $13,520 plus closing cost up to $3,000 for a total of $16,520 are included in the loan amount of $1,368,520.

     4. The initial disbursement will be used to payoff FRB loan #3009653 with a current principal balance of $202,000. This loan was originally incurred for the purchase of the Minden site and start up costs involving the Biltmore projects.

     5. A limited guarantee of $500,000 each will be required from Joanne Caldwell Bayles and The Forsythe Group, Inc.

     6. An assignment of life insurance of $500,000 each from Fred Bayles and Joanne Caldwell Bayles to FRB will be required.

     7. A performance bond of $1,350,000 is in place through Patterson Insurance Company of Shreveport for this construction project.

     8.  Title insurance in the amount of the loan is required.

     9. Acceptable inter-creditor agreements are to be worked our among First Republic Bank, The Biltmore Group, L.L.C., MMR Investment Bankers, and Colonial Trust Company. Our legal representative is Tom Allen, telephone number 318-322-9499, and he has been asked to contact Mr. Morgan and Mr. Carroll.

     10. FRB will hold a co-first lien on 5.72 acres in Webster Parish, LA with Colonial Trust Company, as trustee for the benefit of the bondholders of The Biltmore Group, LLC. FRB will retain as separate collateral the 4.28 acres remaining on the Minden site along with other security previously pledged by the Bayles' entities. It is not anticipated that any title work or new recordings will be required with this latter described category of collateral.




        OFFICES LOCATED IN RAYVILLE - MONROE - WEST MONROE - RUSTON
MEMBER F.D.I.C.                                           [EEO LENDER LOGO]

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The Biltmore Group, L.L.C.
Page 2

     11. Borrower shall enter into, prior to closing, a Standard Owner's Fixed Price Contract for the Minden Project, which is satisfactory to FRB.

     12. FRB is agreeing to finance the Minden project to the extent noted in these documents. It is recognized that Church Loan and Investments will likely be the construction lender on the next three or four projects involving the $9.9 million bond offering through MMR

The bank shall be furnished with any other such loan documentation as it deems necessary for its protection and in order to document the loan and to create and perfect the FRB's security interest in the collateral for the loan. All such loan documentation is subject to review and acceptance by bank's counsel.

This type financing is a new step for FRB and we look forward to working with all the groups involved to successfully accomplish this undertaking. Please contact me at 1-800-388-5510 if additional information is needed.

Sincerely,


/S/BILL CRAWFORD
William M. CRAWFORD
Executive Vice President

WMC/el
Enclosures

Copy to: Mr. Tom Allen
         Mr. Jerry Martin
         Mr. Gerald Morgan
         Mr. Clay Carroll
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                             The Forsythe Group, Inc.

TO WHOM IT MAY CONCERN

     In the event the proceeds from the sale of the Bonds for the Minden, Louisiana Arbor, owned by The Biltmore Group, L.L.C. are insufficient to retire the Construction Loan at their maturities, then The Forsythe Group, Inc., will purchase the Construction Lender's loan and will give the Company the option of renewing and extending the Construction Loan into permanent loan amortized over thirteen years subject to the Company being current on all its outstanding debt obligations.


                                         Joanne M. Caldwell-Bayles
                                         President

                                         /s/JOANNE M CALDWELL-BAYLES
                                         ------------------------------
                                         2-5-99




507 Trenton Street West Monroe, Louisiana 71291 (318) 323-2115
Fax (318) 323-6281

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